Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations Contact:
January 9, 2005	Paul S. Lalljie
(571) 434-5548
paul.lalljie@NeuStar.biz

Media Contact:
Elizabeth Penniman
(571) 434-3481
elizabeth.penniman@NeuStar.biz
NeuStar Provides Revenue Guidance for
2006 and Announces Transaction Volumes for 2005
Company to report fourth quarter and full-year 2005 financial results on
February 6, 2006
WASHINGTON, D.C. — NeuStar (NYSE: NSR) said today that it is projecting full year 2006 revenue in the range of $296 million to $306 million.
The Company also announced today that transaction volumes under its number portability contracts for the fourth quarter of 2005 totaled 44.9 million, resulting in 171.6 million transactions for the full year, and representing 40% annual growth over 2004 transaction levels. Transactions under NeuStar’s number portability contracts have grown in each of the last 15 quarters.
Further details of the Company’s fourth quarter and full-year operating and financial performance are scheduled for release preceding the opening of regular trading on Monday, February 6, 2006, followed by a conference call and web cast open to all interested parties. Details of the conference call and web cast will be provided in a subsequent release.
Jeff Babka, NeuStar Senior Vice President and Chief Financial Officer, commented, “Based upon our visibility as to 2006 revenue, we are providing guidance for 2006 revenue at levels that are consistent with indications made on our October 27, 2005 earnings call. We will provide 2006 earnings guidance on our fourth quarter conference call, as we are still in the process of determining the estimated 2006 earnings impact of recognizing stock-based compensation expense at fair value under FASB Statement No. 123(R).”
The Company said it was providing the 2006 revenue projection and 2005 transaction volumes in advance of company meetings with the investment community and a presentation at the New York Stock Exchange and Prudential Equity Group, LLC Growth Conference on Wednesday, January 18, 2006.

About NeuStar, Inc.
NeuStar is a provider of clearinghouse services to the North American communications industry and Internet service providers around the world. Visit NeuStar online at www.NeuStar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about NeuStar, Inc.’s expectations, beliefs and business results in the future. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to our clearinghouse operations, modifications to our material contracts, increasing competition, market acceptance of our existing services, the ability of NeuStar, Inc. to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenues, and regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in NeuStar, Inc.’s filings with the Securities and Exchange Commission. All forward-looking statements are based on information available to NeuStar, Inc. on the date of this press release and NeuStar, Inc. undertakes no obligation to update any of the forward-looking statements after the date of this press release.
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